UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

November 15, 2013

In connection with the Annual Meeting of Stockholders of Royal Gold, Inc. (the “Company”) to be held on November 20, 2013, the Company is extending the date by which the holders of RG Exchangeco Inc. exchangeable shares (“Exchangeable Shares”) may instruct Computershare Trust Company of Canada (the “Trustee”) regarding their voting instructions.  The new date and time by which holders of Exchangeable Shares must return their voting instruction forms to the Trustee is 5:00 p.m. (Mountain Standard Time) on Tuesday, November 19, 2013.  The Company is extending the voting deadline in response to reports that certain holders of Exchangeable Shares did not receive proxy materials until the week of November 11, 2013, which did not permit such holders to return voting instructions to the Trustee by the original deadline on November 13, 2013.  Holders of Exchangeable Shares may vote their shares by following the instructions included in the proxy materials.